GUARANTEE AGREEMENT



This Agreement dated this 10th day of October 1997, between Marquise Building and Management Company, hereinafter referred to as "Guarantor" and Cooperative

Images, Inc. and Elective Investments, Inc., hereinafter referred to as

"Borrower",

The parties agree to these terms and conditions:

1. Guarantor will use it's designee, Gerard Armond Powell, to personally guarantee debts of the Borrower. Those debts of the Borrower will be limited specifically to a transaction with Boyle Leasing Technologies.

2. In exchange for Guarantor's designee signing a personal guarantee, the Guarantor will receive a 1 % guarantee fee on all individual loans that originated by the Borrower that are hypothecated on the LeaseComm/Boyle Leasing Technologies credit facility.

3. This Agreement is the total of the agreements between the parties relating to the above mentioned guarantee.

4. The term of this Agreement will be for as long as Guarantor and/or his designee are asked to guarantee obligations by the Borrower.

5. This Agreement is construed under the Laws of the Commonwealth of Pennsylvania.


Marquise Building and Management          Cooperative Images, Inc/
 Company                                  Elective Investment, Inc.
GUARANTOR                                 BORROWER
/s/ Gerard A Powell                       /s/ Vincent Trapass